SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2005

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement

On September 29, 2005, Dresser, Inc. (the “Company”) entered into an amendment and waiver (“Amendment No. 11”) to its Credit Agreement dated as of April 10, 2001, as amended by Amendments No. 1 through 10 thereto and as modified by the Consent dated as of June 3, 2004 (as amended and modified, the “Credit Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the lenders under the Credit Agreement. Amendment No. 11 extends to November 14, 2005, the Company’s deadline for providing its senior secured lenders with audited financial statements for the year ended December 31, 2004, and revised audited financial statements, to the extent that financial statements for the years ended 2002 or 2003 are required to be restated in connection with the preparation of the 2004 financial statements. Amendment No. 11 also waives any default or event of default relating in any respect to the re-audit, revision or restatement of any financial statement delivered to the lenders under the Credit Agreement prior to November 14, 2005, including any default or event of default relating in any respect to any errors contained in such financial statements. Amendment No. 11 also amends the Credit Agreement to permit the recently announced sales of the Company’s On/Off Valve and Instruments businesses and provide for the repayment of amounts owing under the Credit Agreement using the Net Cash Proceeds (as defined therein) realized from the sales.

In addition, on September 29, 2005, the Company entered into a fourth consent and waiver (the “Consent”) to its Senior Unsecured Term Loan Agreement, dated as of March 1, 2004, as modified by the Consent and Waiver dated as of March 18, 2005, the Second Consent and Waiver dated as of May 27, 2005, and the Third Consent and Waiver dated as of July 14, 2005 (as modified, the “Term Loan Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the lenders named therein. The Consent extends to November 14, 2005, the Company’s deadline for providing its lenders under the Term Loan Agreement with audited financial statements for the year ended December 31, 2004 and extends to November 14, 2005, the Company’s deadline for providing these lenders with unaudited financial statements for the fiscal quarters ended March 31, 2005 and June 30, 2005. The Consent also waives any default or event of default relating in any respect to the re-audit, revision or restatement of any financial statement delivered to the lenders under the Term Loan Agreement prior to November 14, 2005, including any default or event of default relating in any respect to any errors contained in such financial statements.

Notwithstanding the foregoing arrangements, the Company has not yet furnished its 2004 Annual Report on Form 10-K and 2005 First and Second Quarter Reports on Form 10-Q to its bondholders as required by the Indenture for the Company’s 9 3/8% Senior Subordinated Notes. The Company expects to resolve this issue under the Indenture upon the filing of these reports with the Securities and Exchange Commission.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On September 30, 2005, the Company waived a potential conflict of interest under its Code of Conduct relating to Robert D. Woltil, its Senior Vice President, Finance and Accounting. Since July 11, 2005, the Company has used Tatum Partners LLP to provide consulting services on a variety of accounting, information technology and other projects. Prior to his September 2005 appointment as an officer of the Company, Mr. Woltil was, and since his appointment continues to be, a general partner of Tatum Partners. As an officer of the Company, Mr. Woltil has confirmed that he receives no direct compensation from Tatum Partners for his services, is not required to perform work for any other Tatum Partners clients, and has no ongoing rights or obligations with respect to the partnership other than his $5,000 capital account and the annual gain or loss on such amount. While Mr. Woltil’s responsibilities as an officer require him to interact with other Tatum partners assigned as consultants to the Company, he has indicated that he will recuse himself from all decisions that affect the business relationship between the Company and Tatum Partners, including the approval of payments, determination of rates, expansion or contraction of the level of service provided by the partnership, or other similar matters. All such decisions will be made by Patrick M. Murray, the Company’s Chief Executive Officer, or his designee.

Item 9.01. Financial Statements and Exhibits

(a)	Exhibits

4.1	Amendment No. 11 to the Credit Agreement, dated September 29, 2005, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders named therein.

4.2	Fourth Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated September 29, 2005, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Agreement, and the Lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2005

Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and
Chairman of the Board

/s/ JAMES A. NATTIER
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/ THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 11 to the Credit Agreement, dated September 29, 2005, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders named therein.

4.2	Fourth Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated September 29, 2005, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the Lenders named therein.

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